CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-69342) pertaining to the IPO Leveraged Share Plan of INFICON Holding AG of our report dated January 25, 2002, with respect to the consolidated financial statements and schedule of INFICON Holding AG included in its Annual Report on Form 20-F for the year ended December 31, 2001.


                                        Ernst & Young LLP

      Buffalo, New York
      March 26, 2002